EXHIBIT 99.1

Concurrent Reports Fiscal Year 2013 Second Quarter Financial Results

ATLANTA — January 29, 2013 — Concurrent (NASDAQ: CCUR), a global leader in video, media data intelligence and real-time Linux® solutions, today announced financial results for its second quarter fiscal 2013 ended December 31, 2012.

Revenue for the fiscal 2013 second quarter was $16.6 million compared with $16.4 million for the same period in fiscal 2012, and $15.0 million in the preceding quarter.

Gross margin for the fiscal 2013 second quarter was 57.5% compared with 54.8% for the same period in fiscal 2012, and 58.7% in the preceding quarter, primarily reflecting the mix of customers.  Operating expenses were $8.7 million, compared with $9.5 million for the same period in fiscal 2012, and $8.4 million in the preceding quarter.

The company reported net income of $673 thousand, or $0.08 per diluted share, in the second quarter of fiscal 2013, compared with a loss of $833 thousand, or $0.10 per diluted share, in the same period in fiscal 2012, and net income of $325 thousand, or $0.04 per diluted share, in the preceding quarter.

“I am pleased with the operating results in the second quarter, which marked our fourth consecutive quarter of profitability,” said Dan Mondor, the company’s president and CEO. “Continued focus on improving our operating model through cost reduction and process improvements allowed us to generate increased value for our shareholders.”

The company paid three quarterly dividends of $0.06 each and a $0.50 special dividend in the first half of the fiscal year.  At December 31, 2012, Concurrent had cash and cash equivalents of $24.6 million. The company has no debt.

Recent Company Highlights

•
Expanded support for Smart TVs on our MediaHawk VX™ unified CDN solution. With this software solution, operators can reach new customers on Internet-connected TVs and eliminate the need for traditional set-top box terminals.

•	Launched new Multi-screen Video Assurance Services, designed to help operators proactively identify issues and trends that could affect their quality of service.

•	Selected by General Electric and Mitsubishi Heavy Industries to power mission critical design testing applications using Concurrent’s real time solutions.

•	Launched a new website (www.ccur.com) designed to better highlight Concurrent’s products and value proposition for the markets we serve.

Conference Call Information

Concurrent will hold a conference call to discuss its fiscal 2013 second quarter financial results today, Tuesday, January 29th, at 4:30 p.m. ET, followed by a question and answer session with analysts.  The call will be broadcast live at www.ccur.com, under the “Investors” section.  The call can be accessed live by dialing 1-800-230-1093 (U.S.) 612-288-0337 (international) and entering pass code 130129.  A webcast of the live call as well as a replay will also be available at www.ccur.com.

To view Financial Results visit our investor relations page here.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global leader in video, media data intelligence and real-time Linux® solutions.  Concurrent provides customers with transformative solutions to fuel their business beyond what was thought possible. Concurrent’s unified video delivery and media data intelligence solutions support every screen simultaneously, making it easier for cable MSOs, fixed-line telecommunications providers, mobile operators, online media companies and satellite TV broadcasters to deliver revenue generating video services to consumers on any device, over any network. The world’s leading telecommunication and online media companies have selected Concurrent to provide the solutions and services required to support their next-generation multi-screen video initiatives. Concurrent’s Emmy award-winning video solutions are based upon a rich heritage of high-performance real-time technology.  Concurrent’s real-time Linux solutions are used to support applications in the defense, aerospace, automotive and financial industries. Concurrent has offices in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video business to capture new business; fluctuations and timing of large video orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provided by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; our ability to satisfy the financial covenants in the Revolver; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macro-economic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 28, 2012 with the Securities and Exchange Commission (SEC), and may be discussed in subsequent filings with the SEC. The risk factors discussed in the Forms 10-K and subsequent SEC filings under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Revenues:
Product	$10,099	$10,034	$19,063	$16,818
Service	6,490	6,376	12,530	12,480
Total revenues	16,589	16,410	31,593	29,298
Cost of sales:
Product	4,295	4,569	7,848	7,339
Service	2,751	2,843	5,390	5,680
Total cost of sales	7,046	7,412	13,238	13,019
Gross margin	9,543	8,998	18,355	16,279
Operating expenses:
Sales and marketing	3,643	4,296	7,281	8,598
Research and development	2,948	3,346	5,795	6,926
General and administrative	2,076	1,817	3,990	3,720
Total operating expenses	8,667	9,459	17,066	19,244
Operating income (loss)	876	(461)	1,289	(2,965)
Other income, net	(197)	(180)	(178)	(167)
Income (loss) before income taxes	679	(641)	1,111	(3,132)
Income tax provision	6	192	113	301
Net income (loss)	$673	$(833)	$998	$(3,433)

Basic net income (loss) per share	$0.08	$(0.10)	$0.11	$(0.40)
Diluted net income (loss) per share	$0.08	$(0.10)	$0.11	$(0.40)
Basic weighted average shares outstanding	8,741	8,621	8,712	8,554
Diluted weighted average shares outstanding	8,851	8,621	8,852	8,554
Cash dividends declared per common share	$0.56	$-	$0.68	$-

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	December 31,	September 30,
	2012	2012
Revenues:
Product	$10,099	$8,964
Service	6,490	6,040
Total revenues	16,589	15,004
Cost of sales:
Product	4,295	3,553
Service	2,751	2,639
Total cost of sales	7,046	6,192
Gross margin	9,543	8,812
Operating expenses:
Sales and marketing	3,643	3,638
Research and development	2,948	2,847
General and administrative	2,076	1,914
Total operating expenses	8,667	8,399
Operating income	876	413
Other income, net	(197)	19
Income before income taxes	679	432
Provision for income taxes	6	107
Net income	$673	$325

Basic net income per share	$0.08	$0.04
Diluted net income per share	$0.08	$0.04
Basic weighted average shares outstanding	8,741	8,683
Diluted weighted average shares outstanding	8,851	8,801
Cash dividends declared per common share	$0.56	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive Income (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011

Net income (loss)	$673	$(833)	$998	$(3,433)

Other comprehensive income (loss):
Foreign currency translation adjustment	(172)	117	(218)	229
Pension and post-retirement benefits, net of tax	2	6	4	2
Other comprehensive income (loss)	(170)	123	(214)	231
Comprehensive income (loss)	$503	$(710)	$784	$(3,202)

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	December 31,	September 30,	June 30,
	2012	2012	2012
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$24,591	$28,940	$29,613
Trade accounts receivable, net	10,129	9,517	8,739
Inventories	2,460	2,772	3,683
Prepaid expenses and other current assets	1,672	2,199	2,129
Total current assets	38,852	43,428	44,164

Property, plant and equipment, net	3,318	3,647	3,966
Intangible assets, net	1,218	1,442	1,667
Other long-term assets	935	1,040	1,076
Total assets	$44,323	$49,557	$50,873

LIABILITIES
Accounts payable and accrued expenses	$6,285	$5,508	$5,931
Deferred revenue	7,849	9,018	8,850
Total current liabilities	14,134	14,526	14,781

Non-current deferred revenue	1,605	2,162	2,788
Other non-current liabilities	4,608	4,357	4,198
Total liabilities	20,347	21,045	21,767

STOCKHOLDERS' EQUITY
Common stock	88	87	87
Additional paid-in capital	208,198	207,998	207,830
Accumulated deficit	(184,700)	(180,132)	(179,415)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income	645	814	859
Total stockholders' equity	23,976	28,512	29,106
Total liabilities and stockholders' equity	$44,323	$49,557	$50,873